UNITED STATES
                              SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, D.C.  20549

                                           FORM 8K
                          CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (date of earliest event reported): June 15, 1995


                                   UNION BANKSHARES COMPANY
                    (Exact Name of Registrant as Specified In Its Charter)


                                            MAINE
                        (Name or Other Jurisdiction of Incorporation)

2-90679                                            01-0395131
Commission File Number                             IRS Employer ID No.


                           66 Main Street, Ellsworth, Maine  04605
                           (Address of Principal Executive Offices)

                                        (207) 667-2504
                     (Registrant's Telephone Number, Including Area Code)

                                          No Change
                (Former Name or Former Address, If Changed Since Last Report)





Item 4.  Changes in Registrant's Certifying Accountants

Baker Newman & Noyes, Limited Liability Company was previously the principal accountant for Union Bankshares Company. On June 15, 1995, the firm's appointment as principal accountant was terminated and Berry, Dunn, McNeil and Parker was engaged as principal accountants. The decision to change accountants was approved by the Audit Committee and by the full Board of Directors on June 14, 1995.

In connection with the audit of fiscal year ended December 31, 1994, and subsequent interim period through June 15, 1995, there were no disagreements with Baker Newman & Noyes LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of Baker Newman & Noyes LLP on the consolidated financial statements of Union Bankshares Company as of and for the year ended December 31, 1994 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Baker Newman & Noyes LLP is attached as Exhibit A.

Prior to January 1, 1994, KPMG Peat Marwick LLP (the predecessor firm of Baker Newman & Noyes) was the principal accountants for Union Bankshares Company. The audit reports of KPMG Peat Marwick LLP on the consolidated financial statements of Union Bankshares Company as of and for the years ended December 31, 1994 and 1993, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.











                            SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              UNION BANKSHARES COMPANY
                                    Registrant



Date:  June 25, 1995          By:_______________________
                                    Robert S. Boit, President







                             EXHIBIT A




June 16, 1995


Robert S. Boit, President
Union Bankshares Company
P.O. Box 479
Ellsworth, Me  04605

Dear Mr. Boit:

This is to confirm that the client-auditor relationship between Union Bankshares Company and Baker Newman & Noyes has ceased.

Very truly yours,
Baker Newman & Noyes




cc:   Chief Accountant
      Securities and Exchange Commission